UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Blue Foundry Bancorp

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May 12, 2023

Dear Fellow Shareholders:

Mr. Seidman’s latest letter clearly demonstrates that he is re-fighting his 2022 battle with the Company and its stockholders over the 2022 Stock Equity Plan (the “Equity Plan”), which was strongly supported and approved by the stockholders at last year’s Annual Meeting. In this regard, it is worth noting that the proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis each supported and recommended a vote For the Equity Plan in 2022. This is also the Equity Plan that Seidman offered to support if we agreed to put Ray Vanaria, Seidman’s personal accountant and friend for 25 years, and who is one of Seidman’s nominees for election at this Annual Meeting, on the board and allocated him a full director award.

In consultation with our professional advisors, and because specific director awards were included in the Equity Plan approved by the stockholders in 2022, we had determined that there was a reasonable basis in the law for denying Seidman’s September 2022 request for various books and records relating to the awards granted, which request we perceived as part of his pattern of harassment and the result of the arguments that he lost with the stockholders in 2022. Unfortunately, a judge in Delaware indicated that the books and records requested should be released, which we provided to Mr. Seidman on February 24, 2023, more than two and a half months ago. The material provided includes two Reports from the Compensation Committee’s compensation consultant, Pearl Meyer, a nationally recognized and independent compensation consulting firm. The Report provided to the Compensation Committee by Pearl Meyer prior to stockholder approval of the Equity Plan at the 2022 Annual Meeting concluded, among other things, that:

•	The Equity Plan document was comprehensive and incorporated appropriate, key features used in similar mutual-conversion circumstances and by SEC-reporting community banks;

•

The terms of the Equity Plan were consistent with mutual-conversion situations including size and mix of share reserve, limitations on grants to various participant groups, and vesting terms for initial grants; and

•	The Equity Plan was likely to be viewed favorably by ISS, which in fact ISS did support.

Pearl Meyer also produced a Report, following stockholder approval of the Equity Plan, that was designed to assist the Compensation Committee in its implementation of the Equity Plan and the granting of awards thereunder. Further awards to management and employees have been made under the Equity Plan consistent with the advice that the Compensation Committee received from its independent compensation consultant.

As to the election of directors at this 2023 Annual Meeting, and as we have previously noted, the leading independent proxy advisory firm, Institutional Shareholder Services, Inc. (“ISS”), has recommended a vote FOR the Board’s nominees, J. Christopher Ely and Robert T. Goldstein, by returning the WHITE PROXY CARD. ISS affirmatively concluded that support IS NOT warranted for the nominees proposed by Larry Seidman. We are further pleased to report that Glass Lewis, another independent proxy advisory firm, has also just recommended a vote FOR the Board’s nominees on the WHITE PROXY CARD.

PO Box 105168 Atlanta, GA 30348-5168	MSC 269744	(888) 931-BLUE

We again urge you to vote FOR the two nominees recommended by your Board of Directors, J. CHRISTOPHER ELY AND ROBERT T. GOLDSTEIN, for election as directors of Blue Foundry Bancorp at this year’s annual meeting to be held on May 18, 2023. Please sign, date and return the WHITE PROXY CARD by voting FOR CHRISTOPHER ELY AND ROBERT T. GOLDSTEIN.

We appreciate your prompt attention to this matter, and your continued support of and interest in our Company.

Sincerely,

James D. Nesci
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE DISCARD THE BLUE PROXY CARD

VOTE THE WHITE PROXY CARD!

PLEASE VOTE FOR J. CHRISTOPHER ELY AND ROBERT T. GOLDSTEIN, THE BOARD’S NOMINEES, ON THE WHITE PROXY CARD TODAY

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor Alliance Advisors:

Toll Free Number 888-596-1768 BLFYinfo@allianceadvisors.com

Or Elyse Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary at (201) 939-5000

ABOUT BLUE FOUNDRY BANCORP

Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with a presence in Bergen, Essex, Hudson, Morris, Passaic and Somerset counties, Blue Foundry Bank is a full-service, innovative bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that Blue Foundry Bancorp files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

Blue Foundry Bancorp, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Blue Foundry Bancorp’s shareholders in connection with the Annual Meeting. Blue Foundry Bancorp has filed a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from Blue Foundry Bancorp shareholders. SHAREHOLDERS OF BLUE FOUNDRY

BANCORP ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by Blue Foundry Bancorp with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at Blue Foundry Bancorp’s website at http://ir.bluefoundrybank.com.